UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2010

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Juniper Networks, Inc. (the "Company" or "Juniper") today announced that it has agreed in principle to settle the securities class action litigations pending against the Company and certain of its current and former officers and directors, contingent upon approval by the Boards of Trustees of the Lead Plaintiffs in those actions. The class actions were brought on behalf of persons and entities who bought or acquired the publicly traded securities of the Company from July 11, 2003 through August 10, 2006.

The litigation arose from events that occurred several years ago relating to the granting of stock options to employees generally. Those practices have long been eliminated and new controls put in place. Juniper is pleased to put this longstanding matter behind it.

Under the proposed settlement, the claims against the Company and its officers and directors will be dismissed with prejudice and released in exchange for a $169 million cash payment by the Company. In accordance with U.S. generally accepted accounting principles ("GAAP"), the Company will record the cash settlement amount as a pre-tax charge in its GAAP consolidated statement of operations for the fourth quarter ended December 31, 2009.

In its previous announcement of preliminary fourth quarter 2009 financial results on January 28, 2010, the Company reported GAAP net income of $131 million, or $0.24 per diluted share. The Company expects that this one-time charge will reduce previously reported GAAP net income by approximately $108 million, or $0.20 per diluted share, for the fourth quarter of 2009.

This settlement will not affect the Company’s previously reported non-GAAP financial results for the fourth quarter of 2009.

These effects will be reflected in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2009 which is expected to be filed on or before March 1, 2010.

The proposed settlement remains subject to the satisfaction of various conditions, including negotiation and execution of a final stipulation of settlement and approval by the court following notice to members of the class.

Item 8.01 Other Events.

The disclosure under Item 2.02 above is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

February 11, 2010	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Senior Vice President and General Counsel